Exhibit 10.10

COX EXECUTIVE SUPPLEMENTAL PLAN

Cox Enterprises, Inc. (the “Company”) hereby adopts the Cox Executive Supplemental Plan (the “Plan”). The primary purpose of the Plan is to provide supplemental pension benefits for a select group of the Company’s management employees and their dependents.

ARTICLE 1

Definitions

For the purpose of this Plan, unless the context requires otherwise, the following words and phrases shall have the meanings indicated below:

1.1 Accrued Retirement Benefit - means as to each Participant a monthly benefit which is equal to the Participant’s Normal Retirement Benefit computed as of any date in accordance with Section 2.1.

1.2 Applicable Percentage - means the percentage amount shown under the following schedule which corresponds to the Participant’s completed years of Benefit Service on the date his or her status as an Employee terminates by reason of his or her death, as appropriate:

Years of Benefit Service	Applicable Percentage
0 but less than 10	25%
10 but less than 15	30%
15 but less than 20	35%
20 but less than 25	40%
25 but less than 30	45%
30 or more	50%

1.3 Average Compensation - means as to each Participant his or her Final Average Compensation, as defined in Section 2.19 of the Cox Enterprises, Inc. Pension Plan, divided by twelve; provided, that compensation paid to a Participant listed on Exhibit A beyond his or her Normal Retirement Date shall be included for the purpose of determining such a Participant’s Final Average Compensation.

1.4 Beneficiary - means (a) the person or persons, natural or otherwise, so designated in writing by the Participant in a form provided for this purpose (and, in the event that more than one person is so designated, benefits shall be allocated equally among such persons unless another allocation method acceptable to the Committee is specified in such designation) or (b) the Participant’s estate in the event no such designation is made, no person so designated survives the Participant or no person so designated survives until the death benefit, if any, payable on behalf of the Participant under Article 5 of the Plan has been paid in full.

1.5 Benefit Service - means as to each Participant his or her number of Years of Benefit Service, as credited in accordance with the terms of the Cox Enterprises, Inc. Pension Plan.

1.6 Board - means the Board of Directors of the Company.

1.7 Code - means the Internal Revenue Code of 1986, as amended, or any successor statute.

1.8 Committee - means the Executive Benefits Committee as described in Article 11.

1.9 Disability Benefit Date - means the first day of the first month which coincides with, or immediately follows, the date fixed by the Committee acting in its sole discretion as the date which, in retrospect, a Participant first became a Disabled Participant.

1.10 Disabled Participant - means a Participant who is so designated by the Committee on the basis of its determination that he or she is physically or mentally unable to continue to fulfill his or her duties as an active and full-time Employee at his or her assigned level of responsibility or competence, and thereafter that he or she remains unable to resume such duties or their equivalent. The Committee’s determination shall be based upon an examination of all the facts and circumstances which in its discretion it deems to be relevant (including a report from one or more licensed physicians or psychiatrists selected by the Committee) and the Committee’s determination shall be final. The Committee shall review a Participant’s designation as a Disabled Participant on or before each anniversary of his or her Disability Benefit Date by examining such information and facts as the Committee in its discretion may request from the Disabled Participant. The Committee may terminate a Participant’s designation as a Disabled Participant at any time based upon an examination of all the facts and circumstances which, in its discretion, it deems to be relevant (including a report from one or more licensed physicians or psychiatrists selected by the Committee) and the Committee’s determination shall be final.

1.11 Early Retirement Date - means the first day of the first month which coincides with, or immediately follows, the date on which a Participant’s employment is terminated for any reason, whether voluntarily or otherwise, (i) before his or her Normal Retirement Date and (ii) on or after the date the Participant (a) reaches age fifty-five (55) and (b) completes ten (10) or more years of Vesting Service.

1.12 Employee - means an individual who is an employee of the Company or of a Participant Company (i) who has the highest level of operational, policy or professional responsibilities, or who has served in an exceptionally meritorious fashion, (ii) who is so designated by Board resolution and (iii) whose status as such has not terminated, which status shall terminate in any period of employment on the earlier of (1) the date set by the Board acting in its absolute discretion, (2) the date his or her employment terminates for any reason whatsoever or (3) his or her Disability Benefit Date.

1.13 ERISA - means Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended.

1.14 Normal Retirement Date - means the first day of the first month which coincides with, or immediately follows, the date on which a Participant reaches age sixty-five (65).

1.15 Participant - means, an Employee or a former Employee who is receiving, or is eligible to receive, any benefit under this Plan.

1.16 Participating Company - means any corporation that is a member of the controlled group of corporations, as defined for purposes of Section 1563(a)(1) of the Code, the common parent of which is the Company, which is so designated through the execution of a Joinder Agreement as described in Article 12.

1.17 Plan Administrator - means the Company.

1.18 Plan Year - means the calendar year.

1.19 Retirement Date - means the first day of the first month which coincides with, or immediately follows, the date on which a Participant’s active and full-time employment is terminated on or after his or her Normal Retirement Date.

1.20 Spouse - means the individual who as of any day is a Participant’s lawful spouse and is not legally separated from such Participant under a final decree of divorce or separate maintenance.

1.21 Vested Date - means the date on which an Employee has completed ten (10) years of Vesting Service.

1.22 Vesting Service - means as to each Participant his or her number of Years of Vesting Service, as credited in accordance with the terms of the Cox Enterprises, Inc. Pension Plan.

ARTICLE 2

Retirement

2.1 Normal Retirement Benefit. A Participant on his or her Retirement Date shall receive a monthly benefit under which payments shall commence as of such Retirement Date and shall continue as of the first day of each month thereafter during his or her lifetime; provided, that monthly benefit payments to any Participant listed in Exhibit A shall commence on such

Participant’s Retirement Date and continue as of the first day of each month thereafter during his or her lifetime, but for not less than 120 months. The amount of each monthly Normal Retirement Benefit shall (subject to Article 7) be equal to the product of (a) two and one-half percent (2-1/2%) of his or her Average Compensation and (b) his or her total number of years of Benefit Service, provided, that the Normal Retirement Benefit shall not exceed fifty percent (50%) of his or her Average Compensation. In the event that the Participant also is eligible for a benefit under any defined benefit plan maintained by an Employer under Section 401 of the Code, such Participant’s Normal Retirement Benefit shall not commence until the date on which the payment of his or benefit under this plan commences.

ARTICLE 3

Early Retirement

3.1 Early Retirement Benefit. Except as provided in Section 3.2, a Participant on his or her Early Retirement Date shall receive a monthly benefit under which payment shall commence as of such Early Retirement Date and shall continue as of the first day of each month thereafter during his or her lifetime; provided, that monthly benefit payments to any Participant listed in Exhibit A shall commence on such Participant’s Early Retirement Date and continue as of the first day of each month thereafter during his or her lifetime, but for not less than 120 months. In the event that a Participant also is eligible for a benefit under any defined benefit plan maintained by an Employer under Section 401 of the Code, such Participant’s Early Retirement Benefit shall not commence until the date on which the payment of his or her benefit under that plan commences. The amount of each monthly Early Retirement Benefit shall (subject to Article 7) equal the product of (a) two and one-half percent (2-1/2%) of his or her Average Compensation and (b) his or her total number of years of Benefit Service, provided, that a Participant’s Early Retirement Benefit shall not exceed fifty percent (50%) of his or her Average Compensation. A Participant’s Early

Retirement Benefit shall be reduced to account for early payment by a percentage thereof, which percentage equals one-third percent (1/3%) per month multiplied by the number of full months between the date as of which the payment of his or her Early Retirement Benefit commences and the later of (a) the date the Participant attains age sixty (60), or (b) the date on which the Participant would have completed twenty (20) years of Vesting Service if the Participant had not retired and had continued to work the same number of Hours of Service, as defined under the Cox Enterprises, Inc. Pension Plan, as he or she had worked prior to retirement, but in no event later than the date the Participant attains age 65. Notwithstanding any provisions to the contrary, the amount of each such monthly Early Retirement Benefit for a Participant who has attained age sixty (60) and who has completed twenty (20) or more years of Vesting Service on his or her Early Retirement Date shall not be reduced to account for early payment, and the monthly Early Retirement Benefit payable to a Participant who is between age fifty-five (55) and sixty (60) on his or her Early Retirement Date, and who has completed twenty (20) years of Vesting Service on such Early Retirement Date, shall be reduced to account for early payment only by the number of months between the date his or her Early Retirement Benefit commences and the date on which the Participant would have attained age sixty (60).

3.2 Benefit Postponement. A Participant in a manner and at a time satisfactory to the Committee (but not later than his or her Early Retirement Date) may request that the commencement of his or her monthly Early Retirement Benefit be postponed from his or her Early Retirement Date to his or her Normal Retirement Date and, in the event that he or she also requests the same postponement of any benefit payable under any defined benefit plan maintained by an Employer under Section 401 of the Code and the Committee approves his or her request under this Plan, such a Participant shall receive an unreduced Early Retirement Benefit, which payment shall commence as of his or her Normal Retirement Date and shall continue as of the first day of each month thereafter during his or her lifetime.

ARTICLE 4

Disability Benefit

4.1 Disability Benefit. A Disabled Participant shall continue to receive his or her normal basic salary (as in effect on the day before his or her Disability Benefit Date) until the day immediately preceding the first anniversary of his or her Disability Benefit Date, his or her date of death, or the date of his or her designation as a Disabled Participant is terminated by the Committee, whichever occurs first and, in the event he or she remains a Disabled Participant on the first anniversary of his or her Disability Benefit Date, he or she shall (subject to Article 7 and Section 4.5 hereof) receive thereafter, a monthly Disability Benefit equal to sixty percent (60%) of his or her Average Compensation (determined as of his or her Disability Benefit Date) under which payment shall commence as of the first day of each month thereafter during his or her lifetime, or until the Participant’s designation as a Disabled Participant is terminated by the Committee. Notwithstanding the foregoing, any benefits payable to a Disabled Participant under this Article 4 of the Plan shall be offset on a dollar-for-dollar basis by the aggregate of any benefits paid to the Disabled Participant under the Cox Enterprises, Inc. Long-Term Disability Plan, from the Federal Social Security Administration (primary insurance benefits only) and under any state and local workers compensation law.

4.2 Reinstatement as Active Employee. The period which begins on a Disabled Participant’s Disability Benefit Date and ends on the date his or her designation as such is terminated, but prior to his or her Normal Retirement Date, shall be deemed for purposes of this Plan to be a leave of absence authorized by the Committee only in the event that (1) the date on which such designation is terminated coincides with the date of his or her reinstatement as an active and full-time Employee, and (2) he or she is redesignated after such reinstatement as an Employer under this Plan.

4.3 Preemption of Other Compensation. The payment of a monthly Disability Benefit under this Plan shall be in lieu of any other current compensation payment to the Disabled Participant from the Company, exclusive, however, of any benefit payments under the Cox Enterprises, Inc. Long-Term Disability Plan.

4.4 Death. In the event that a Disabled Participant dies before the first anniversary of his or her Disability Benefit Date, his or her death benefit under this Article 4 shall be determined and paid to his or her Beneficiary under Section 5.1 as if the Disabled Participant had been an active and full-time Employee on his or her date of death. On the other hand, in the event that a Disabled Participant dies on or after the first anniversary of his or her Disability Benefit Date but before 120 monthly Disability Benefit payments have been made to him or her and he or she is a Disabled Participant on his or her date of death, then the balance of such 120 monthly Disability Benefit payments shall continue to be paid each month on behalf of the Disabled Participant to his or her Beneficiary.

4.5 Lapse of Long-Term Disability Plan Coverage. Notwithstanding other provisions of this Article 4 to the contrary, payment of a monthly Disability Benefit to a Disabled Participant will cease as of the later of the date he or she attains age 65 or the last date payment is made on which the Disabled Participant still is eligible to receive a benefit under the Cox Enterprises, Inc. Long-Term Disability Plan. Thereafter, and of such date, the Disabled Participant will be eligible to receive a benefit under the Plan under the terms of Article 2 hereof, determined as if the Disabled Participant had retired on such last date. For purposes of this Section 4.5, the Disabled Participant’s Average Compensation shall be determined as of the date he or she first became disabled.

ARTICLE 5

Death Benefit

5.1 Preretirement Death Benefit.

(a) General Rule. In the event that a Participant dies while an active and full-time employee, his or her Beneficiary shall (subject to Section 5.1(b) below) receive a monthly benefit under which payments shall commence as of the first day of the first month which immediately follows the date of the Participant’s death and which shall continue as of the first day of each month thereafter until a total of 120 such payments have been made on behalf of the Participant. The amount of this monthly preretirement death benefit shall (subject to Section 5.1(b) below) equal the greater of (1) the Participant’s Applicable Percentage of his or her Average Compensation on his or her date of death, or (2) in the event a Participant dies on or after the date he or she reaches age fifty-five (55) and completes at least ten (10) years of Vesting Service, the Participant’s benefit as determined under Section 3.1 or (if otherwise eligible) Section 2.1 as if he or she had retired immediately before he or she died.

(b) Special Rules. In the event that a death benefit is payable on behalf of a Participant to his or her Spouse under any defined benefit plan maintained by an Employer under Section 401 of the Code, (1) the amount of each monthly benefit payment described in Section 5.1(a) above made to a Beneficiary shall be offset by the actuarial equivalent value of the monthly death benefit payable to such Spouse under such other defined benefit plan, whether or not such death benefit currently is being paid, and (2) such Spouse (in the event he or she also is the Participant’s Beneficiary for purposes of Section 5.1(a) above) shall have the right to request the payment of such net death benefit under this Plan in the form of an actuarially equivalent benefit (i) which is payable only for such Spouse’s lifetime and (ii) which commences as of the same date as the payment of that Spouse’s death benefit commences under the defined benefit plan described above and (iii) which ends as of the same date as that death benefit and, in the event the Committee approves such a request, such Spouse’s net death benefit under this Plan shall be paid only in that form.

5.2 Post-Termination Death Benefit. In the event of the death of a Participant who is entitled to an Accrued Retirement Benefit in accordance with Article 6 prior to the commencement of such monthly benefit, his or her Beneficiary shall receive a monthly benefit payable under the terms of Section 5.1 as if the Participant still was an active and full-time employee on the date of his or her death. For the purpose of this Section 5.2, a Participant’s Average Compensation shall be determined as of the last date of his or her employment with the Company.

5.3 Post-Retirement Death Benefit. In the event a Participant dies after his or her active and full-time employment has terminated by reason of his or her retirement under Article 2 or Article 3 of this Plan, no retirement death benefit shall be payable on behalf of such Participant except to the extent he or she elected a benefit payment form under Article 8 which includes a death benefit.

ARTICLE 6

Vested Benefit

6.1 Vested Benefit. A Participant whose status as an Employee terminates on or after his or her Vested Date but before he or she is eligible for a benefit under Article 2, Article 3 or Article 4 of this Plan shall (subject to Article 7) be entitled to receive a monthly benefit equal to his or her Accrued Retirement Benefit, under which payment shall commence as of his or her Normal Retirement Date, if he or she is then living, and which shall continue as of the first day of each month thereafter only for his or her lifetime. However, such a Participant may elect, in a writing delivered to the Company before the first day of the Plan Year in which he or she attains age fifty-five (55), that his or her Accrued Retirement Benefit commence as of the first day of the first month which coincides with or next follows the date the Participant reaches age fifty-five (55) or as of any later date prospectively selected by the Participant, and such selected date shall be treated as his or her Early Retirement Date. The Accrued Retirement Benefit of a Particpant that commences before his or her Normal Retirement Date shall be reduced by a fractional amount thereof, where the applicable fractions are as follows:

(A) 1/180 for each month between his or her Normal Retirement Date and the later of his or her Early Retirement Date under this Article 6 or the date sixty (60) months prior to his or her Normal Retirement Date; and

(B) 1/360 for each month by which his or her Early Retirement Date under this Article 6 precedes the date sixty (60) months prior to his or her Normal Retirement Date.

No death benefit shall be payable under this Plan on behalf of such a Participant in the event he or she dies after the date payment of his or her Accrued Retirement Benefit commences except to the extent he or she elected a benefit payment form under Article 8 which includes a death benefit. No retirement benefit whatsoever shall be payable under this Plan to, or on behalf of, a Participant whose status as an Employee terminates before his or her Vested Date unless such benefit is payable under Article 2 or Article 4.

ARTICLE 7

No Duplication of Benefits

The benefits payable under this Plan shall not duplicate benefits payable under any defined benefit plan maintained by the Company under Section 401 of the Code. No benefit therefore shall be payable to a Participant under this Plan unless his or her monthly benefit under this Plan exceeds the total monthly benefit payable to such Participant under the defined benefit plan maintained by the Company under Section 401 of the Code and, in the event a benefit is payable under this Plan to such a Participant, the actual amount of such benefit payable under Article 2, article 3, Article 4 or Article 6 shall equal the excess, if any, of the Participant’s benefit as described in the applicable article over the total benefit, if any, payable to such Participant under the defined benefit plan maintained by the Company under Section 401 of the Code, where for purposes of determined such excess:

(1) in the event that the Participant’s benefit (if any) under such other plan and under this Plan are paid in the form of an annuity payable monthly for the lifetime of the Participant, the total benefit under such other plan and this Plan shall be expressed (according to the terms of such plan) as an annuity payable monthly for the lifetime of a Participant, which commences as of the date his or her benefit is scheduled to commence under this Plan, and

(2) in the event that the Participant’s benefit (if any) under such other plan or under this Plan are paid other than in the form of an annuity payable monthly for the lifetime of the Participant, the total benefit under such other plan shall be expressed, on an actuarially equivalent basis, in the form of the benefit payable under this Plan.

Notwithstanding the above, the Participant’s Normal Retirement Benefit, Early Retirement Benefit or Accrued Retirement Benefit, whichever is applicable, shall not be less than the annual benefit to which the Participant would be entitled under the Company’s defined benefit plan which is in excess of the limits on annual benefits pursuant to Section 415(b) of the Code as of January 1 of the calendar year in which retirement occurs or in which the Participant attains age sixty-fix (65), whichever is later; for this purpose, any such excess will be computed on the basis of the form of benefit actually payable to the Participant under the Company’s defined benefit plan.

ARTICLE 8

Benefit Payment Forms

A Participant who is eligible for the payment of a Plan benefit under Article 2, Article 3 or Article 6 shall have the right to request the payment of such benefit in one of the benefit payment forms described in paragraph (a) through paragraph (d) below and, in the event the Committee approves his or her request, his or her benefits shall be paid in that form. However, in the event a Participant fails to make a timely requests, his or her benefit shall be paid in the form described in paragraph (a) below:

(a) An annuity payable monthly only for the lifetime of the Participant (and in the case of Participants listed in Exhibit A, for not less than 120 months);

(b) An annuity payable monthly for the lifetime of the Participant, but for not less than 120 months, which shall be the actuarial equivalent of the benefit described in paragraph (a) above;

(c) A joint and 50% survivor annuity which is the actuarial equivalent of the benefit described in paragraph (a) above and which is payable in monthly installments for the life of a Participant and thereafter for the life of his or her Spouse, if the Spouse survives, where (1) the identity of such Spouse shall be established on the date of which benefit payments first are scheduled to commence under this form to the Participant and thereafter shall not be changed for any reason whatsoever, and (2) the amount of the monthly annuity payable to such surviving Spouse at the death of the Participant shall equal 50% of the monthly annuity which was payable to the Participant during his or her lifetime; or

(d) any other benefit payment form which is the actuarial equivalent of the benefit described in paragraph (a) above and which the Participant requests under a defined benefit plan maintained by an Employer under Section 401 of the Code and, finally, which the Committee, acting in its absolute discretion, determines to be in the interest of the Participant and not adverse to the interest of the Plan.

A request by a Participant for the payment of his or her Plan benefit in any benefit payment form shall be made in writing and shall be filed before the date as of which his or her benefit payments are scheduled to commence under this Plan.

ARTICLE 9

Source of Records and Benefit Payments

9.1 Records. All records relating to the accrual and disbursement of benefits to, or on behalf of, a Participant or a Disabled Participant of this Plan shall be maintained by the Company.

9.2 Participating Employer Who Pays Benefits. All benefits which have accrued under this Plan to, or on behalf of, a Participant or a Disabled Participant shall be paid by the Company or by the Participating Company which is the Participant’s employer on the date his or her status as an Employee last terminates.

9.3 Participant List. The Committee shall at all times maintain a current list of all Participants, all Disabled Participants, all Participants whose employment was terminated after their Vested Date, and all persons receiving benefits, and said list shall contain such other information as the Committee shall deem appropriate.

9.4 Source of Benefit Payments. Any person who claims a benefit under this Plan shall look solely to the general assets of the Participating Employer obligated to make such payments under Section 9.2. Such person’s interest in such assets as a result of such claim shall in no matter whatsoever be superior or senior to the claim of any other general and unsecured creditor of the Participating Employer, and in no event whatsoever shall any other person whomsoever be liable to pay such benefits.

ARTICLE 10

Special Provisions

10.1 Misconduct. If the Committee finds that any Participant engaged in (1) misconduct resulting in a detriment to the Company, (2) dishonesty which results in financial loss to the Company, (3) malicious destruction of any property of the Company or a Participating Company, (4) a felony for which he or she is convicted which arises out of his or her employment by the Company and (5) such Participant’s employment with the Company is terminated for any such causes, the Committee shall, notwithstanding any other provision in this Plan to the contrary and in accordance with uniform rules to be adopted and administered by it, direct forfeiture of all benefits of such Participant under this Plan.

10.2 Application for Benefits. Notwithstanding anything to the contrary contained in this Plan, any retirement benefits payable hereunder shall become payable only after the Participant, his or her surviving Spouse or his or her Beneficiary, as the case may be, has made an application with the Committee for such benefit upon a form satisfactory to the Committee for this purpose. In the event any retirement benefit becomes payable under this Plan and no application therefor has been filed by any such person within two (2) years from the date such benefit becomes payable, such benefit shall be forfeited. In the event an application has been filed for a retirement benefit prior to the time such retirement benefit becomes payable under this Plan and the Committee is unable through reasonable efforts, the expense of which shall not exceed two hundred dollars ($200.00), to locate the person or persons who are legally entitled to receive such retirement benefit within two (2) years of the date such retirement benefit becomes payable under this Plan, such retirement benefit shall also be forfeited.

10.3 Nominal Payments. Notwithstanding anything in the Plan to the contrary, if the amount of any monthly retirement benefit payable to, or on behalf of, a Participant or Disabled Participant is less than two hundred dollars ($200.00), a lump sum payment may be made in lieu of such monthly retirement benefit, at the discretion of the Committee, which lump sum payment shall be the actuarial equivalent of such monthly benefit.

ARTICLE 11

Executive Benefits Committee

11.1 General. The Committee shall be the Names Fiduciary for the Plan and shall consist of not less than three (3) Employees who shall be appointed by and shall serve at the pleasure of the Board. A member can resign at any time by delivering his or her written resignation to the Board. A member of the Committee may be a Participant but, in such case, a claim submitted by one member of the Committee as a Participant shall be reviewed by one or more other members of the Committee.

The Company shall indemnify each member of the Committee for any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member on account of any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee.

11.2 Powers. The Committee shall have control over the administration of this Plan, with all powers necessary to enable it properly to carry out its duties in this respect, including, without limitation, the designation of Employees as Participants and the power to waive any conditions or limitations stated in the Plan whenever the Committee, acting in its absolute discretion, deems such a waiver to be appropriate under the circumstances. The Committee may appoint in writing such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents those powers and duties, whether ministerial or discretionary, which it deems expedient or appropriate. In the event that any agent so appointed is not an employee of the Company or of a Participating Company, such agent’s compensation shall be fixed by the Committee and shall be paid by the Company.

11.3 Records. The Committee shall maintain a current record of all Participants and of the reimbursement claims submitted by each Participant during each Plan Year.

ARTICLE 12

Joinder Agreement

A corporation shall become a Participating Company by entering into a Joinder Agreement with the Company, a sample copy of which is attached hereto as Exhibit B. The Company shall not execute such a Joinder Agreement without Board authorization.

ARTICLE 13

Amendment and Termination

13.1 Amendment. This Plan may be amended in any respect and at any time by the Board in the exercise of its sole discretion. Any such amendment automatically shall be binding on each Participating Company.

13.2 Termination. The Company reserves the right to terminate the Plan at any time and to cease the accrual of benefits thereunder.

ARTICLE 14

Miscellaneous

14.1 Headings. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan provisions.

14.2 Construction. In the construction of the Plan, the singular shall include the plural in all cases in which such meaning would be appropriate. This Plan shall be construed in accordance with the laws of the State of Georgia.

14.3 Agent for Service of Process. The agent for service of process for the Plan shall be the person currently listed in the records of the Secretary of State of Georgia as the agent for service of process for the Company.

14.4 Plan Administrator. The Company shall be the Plan Administrator of the Plan for purposes of compliance with the ERISA reporting and disclosure requirements.

14.5 No Assignment. The benefits provided under this Plan may not be alienated, encumbered or assigned by a Participant, a Disabled Participant, a Spouse or a Beneficiary.

14.6 Effect of Plan. This Plan shall not constitute a contract of employment for any definite term and shall not affect or impair the right of either party to terminate the employment relationship at any time.

14.7 Legal Competency. The Committee may, in its discretion, make payment either directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, a Participating Company, the Committee, or any person, for the amounts of such payment to the person on whose account such payment is made.

14.8 Reimbursement Benefits. Each Participant listed on Exhibit A to this Plan shall be entitled to all benefits provided under Part II of the Cox Newspapers Executive Benefit Plan (the “CNEBP”) as if such Participant was a participant in the CNEBP.

14.9 Effective Date. The effective date of the Plan shall be January 1, 1987. The benefits payable under the Plan shall be effective only to Participants whose status as an Employee last terminates on or after January 1, 1987.

AMENDMENT NUMBER ONE

TO THE COX EXECUTIVE

SUPPLEMENTAL PLAN

Pursuant to the power of Cox Enterprises, Inc., to amend the Cox Enterprises Supplemental Plan (the “Plan”), the Plan hereby is amended as follows:

1.

Section 1.3 of the Plan shall be amended by deleting the same in its entirety and substituting the following therefor:

“1.3 Average Compensation, - means a Participant’s highest average monthly Compensation paid by the Company to the Participant during any 60 calendar months out of the 72 consecutive calendar months (or the total of the calendar months of his or her employment by the Company to a maximum of 60 months, if less than 72) ending with the calendar month that includes the Participant’s Normal Retirement Date, Deferred Retirement Date, Disability Retirement Date, Early Retirement Date or the date his or her employment with the Company actually terminates when his or her benefits are calculated under Article V of the Cox Enterprises, Inc. Pension Plan.”

2.

Section 1.14 of the Plan shall be amended by adding to the end thereto the following:

“. . . or if later, the first day of the first month which coincides with or next follows the date upon which a Participant completes five years of participation in the Cox Enterprises, Inc. Pension Plan.”

3.

Section 1.21 of the Plan shall be amended by deleting the words “. . . ten (10) Years of Vesting Service . . .” therefrom and by substituting therefor the words “five (5) Years of Vesting Service . . .”.

4.

Section 4.1 of the Plan shall be amended by deleting the last sentence thereof in its entirety and by substituting the following therefor:

“Notwithstanding the foregoing, any benefits payable to a Disabled Participant under this Article 4 of the Plan shall be offset on a dollar for dollar basis by the aggregate of (1) the highest benefit that could be purchased by the Disabled Participant under the Cox Enterprises, Inc. Long Term Disability Plan (the “Disability Plan”) using flex credits provided thereto under the Cox Enterprises, Inc. Flex Plan, whether or not such benefit actually was purchased, (2) any benefits paid from the Federal Social Security Administration (primary insurance benefits only) and (3) any benefits paid under any state and local workers compensation law; provided, that, with respect to new Participants in the Plan, any offset for benefits under the Disability Plan in the event such a Participant becomes disabled in the calendar year in which he or she commences participation in the Plan shall be limited to benefits actually paid under the Disability Plan.”

5.

Section 4.2 of the Plan shall be amended by deleting the words “. . . but prior to his or her Normal Retirement Date, . . .” from the sole sentence thereof.

6.

The effective date of amendment numbers 2 and 5 shall be January 1, 1988; the effective date of amendment numbers 1 and 3 shall be January 1, 1989 and the effective date of amendment number 4 shall be January 1, 1991.

AMENDMENT NUMBER TWO

TO THE COX ENTERPRISES, INC.

EXECUTIVE SUPPLEMENTAL PLAN

Pursuant to the power of Cox Enterprises, Inc. to amend the Cox Enterprises, Inc. Executive Supplemental Plan (the “Plan”), the Plan is amended as follows:

1.

Article I of the Plan hereby is amended by deleting Section 1.20 in its entirety and substituting the following new Section:

“1.20 Spouse shall have the definition of ‘spouse’ provided by the federal Defense of Marriage Act. If the Defense of Marriage Act no longer is in effect, then, to the extent permitted by ERISA, the term ‘Spouse’ shall refer only to a person of the opposite sex who is a husband or a wife.”

2.

The effective date of this amendment shall be January 1, 2004.